Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inari Medical, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261882) and Form S-8 (No. 333-2541533 and 333-238735) of Inari Medical, Inc. of our reports dated February 23, 2022, relating to the consolidated financial statements and the effectiveness of Inari Medical, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

February 23, 2022